Exhibit 99.1

WTW to Acquire Newfront, a Specialized Broker Combining Deep Expertise and Cutting-Edge Technology

December 10, 2025

•	Enhances WTW’s presence in the fast-growing U.S. middle market and high-growth specialties, including technology, fintech, and life sciences

•	Brings innovative technology and agentic AI capabilities that complement WTW’s recent technology, data and analytics investments and accelerate WTW’s technology strategy

•	Purchase price of $1.05 billion at closing and up to $250 million of contingent consideration

LONDON, December 10, 2025 (GLOBAL NEWSWIRE) — WTW (NASDAQ: WTW) (the “Company”), a leading global advisory, broking and solutions company, announced it has signed a definitive agreement to acquire Newfront, a San Francisco-based, top-40 U.S. broker combining deep specialty expertise and cutting-edge technology. The agreement provides for upfront and contingent consideration payments totaling $1.3 billion. The upfront portion of $1.05 billion is comprised of approximately $900 million in cash and $150 million in equity to be paid to Newfront employee-shareholders; the contingent consideration of up to $250 million is payable primarily in equity, subject to Newfront’s achievement of specified performance targets. Additionally, up to an incremental $150 million payable primarily in equity would become payable if Newfront achieves above-target revenue growth. The transaction is expected to close during the first quarter of 2026, subject to receipt of certain regulatory approvals and other customary closing conditions.

The acquisition of Newfront expands WTW’s reach in the U.S. middle market and presence within high-growth specialties including technology, fintech and life sciences. Newfront’s two business segments, Business Insurance and Total Rewards, will be combined with WTW’s Risk & Broking (R&B) and Health, Wealth & Career (HWC) segments, respectively. Newfront has grown organic revenue at a 20% CAGR between 2018-2024, driven by its growing producer base, proprietary client-facing technologies and use of cutting-edge agentic AI. The integration of Newfront’s technology platforms and more than 120 producers will position WTW to accelerate deployment of capabilities across both R&B and HWC.

“We’re delighted to welcome Newfront to the WTW team as we take an important step forward in executing on our strategy through a transaction that will drive value creation for our clients, colleagues and shareholders,” said Carl Hess, WTW’s Chief Executive Officer. “The Newfront team has built a broking business, powered by exceptional technology that offers a smart, fast and efficient client experience and complements our own technology investments. This combination strengthens our presence in the U.S. middle market, accelerates our technology and specialty strategies, and enables the delivery of an integrated, end-to-end technology platform that will drive growth, enhance operational efficiency and better serve our clients.”

“Newfront is excited to join WTW and combine our technology-native approach to insurance broking with WTW’s global presence and established trading, analytics and broking platforms,” said Spike Lipkin, Co-Founder and Chief Executive Officer of Newfront. “WTW’s culture and strategic focus on specialization and technology are a strong fit for Newfront, and we will work together to bring an innovative and efficient broking experience to our combined global client base. We will continue to serve our clients with the speed and intelligence they expect and will offer new capabilities enabled by WTW’s comprehensive portfolio of global solutions and products.”

Unparalleled Combined Technological Capabilities

Newfront’s technology platform complements WTW’s technology foundation and builds on its recent strategic investments in this area. Newfront has developed a modern client-facing interface, Navigator, and agentic AI-driven placement automation capabilities that allow Newfront to sell to and serve clients more productively than other brokers. Together with WTW’s digital trading platform (Neuron), risk models, data analytics and digital submission capabilities, these technologies will create an end-to-end digital ecosystem enabling brokers to serve clients of all sizes with greater speed, efficiency and intelligence. The combination of these systems will accelerate progress on WTW’s technology roadmap and strengthen capabilities across several strategic areas:

•	Differentiating the client and broker experience with intuitive, AI-enabled tools, enabling quicker decision-making and execution

•	Improving sales productivity by empowering smaller teams to handle high volumes effectively

•	Enhancing efficiency for middle-market clients by delivering scalable high-quality support

•	Expediting cross-sell opportunities by bringing the full breadth of WTW’s existing solutions into a seamless interface

•	Combining WTW’s technology talent base with a core team of highly skilled engineers

Financial Terms

Upfront and contingent consideration payments total $1.3 billion. The upfront portion of $1.05 billion is comprised of approximately $900 million in cash and approximately $150 million in equity to be paid to Newfront employee-shareholders; the contingent consideration of up to $250 million is payable primarily in equity, subject to Newfront’s achievement of specified three-year performance targets. Additionally, up to an incremental $150 million payable primarily in equity would become payable after the third anniversary of closing if Newfront achieves above-target revenue growth. WTW will also provide equity-based retention incentives totaling $100 million for Newfront employees through 2031.

WTW expects to realize run-rate cost synergies of approximately $35 million by the end of 2028, driven primarily by technology-driven efficiencies and overhead optimization across both Newfront and WTW. WTW expects to incur transaction expense of $25 million and cash integration costs of approximately $100 million, including technology integration, systems alignment and employee-related costs, as well as approximately $30 million of one-time non-cash expenses.

The transaction is expected to be approximately $0.10 dilutive to Adjusted EPS in 2026 and accretive to Adjusted EPS in 2027.

Conference Call

The Company will host a conference call to discuss the transaction. It will be held on Wednesday, December 10, 2025, beginning at 9:00 a.m. Eastern Time. A live, listen-only webcast of the conference call and supplemental materials will be available on WTW’s website. Analysts and institutional investors may participate in the conference call’s question-and-answer session by registering in advance here. An online replay will be available at investors.wtwco.com shortly after the call concludes.

Advisors

J.P. Morgan Securities LLC is acting as exclusive financial advisor and Weil, Gotshal & Manges LLP as legal advisor to WTW. Perella Weinberg is serving as exclusive financial advisor and Reed Smith LLP as legal advisor to Newfront.

About WTW

At WTW (NASDAQ: WTW), we provide data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our colleagues serving 140 countries and markets, we help organizations sharpen their strategy, enhance organizational resilience, motivate their workforce and maximize performance. Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success—and provide perspective that moves you. Learn more at www.wtwco.com.

About Newfront

Newfront is a modern brokerage transforming the risk management, business insurance, total rewards, and retirement services space through the combination of elite expertise and cutting-edge technology. Specializing in more than 20 industries and headquartered in San Francisco, Newfront has offices nationwide and is home to more than 650 employees serving organizations across the United States and globally. Learn more at www.newfront.com.

Contacts

Claudia De La Hoz

WTW Investor Relations

email claudia.delahoz@wtwco.com

phone +1 215 246 6221

Miles Russell

WTW External Communication

email miles.russell@wtwco.com

phone +44 (0) 7903 262 118

WTW Forward-Looking Statements

This document contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements and other forward-looking statements by words such as ‘may’, ‘will’, ‘would’, ‘commit’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘continues’, ‘seek’, ‘target’, ‘goal’, ‘focus’, ‘probably’, or similar words, expressions or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, our agreement to acquire Newfront (the “Proposed Transaction”), expectations relating to the Proposed Transaction or the potential benefits or consequences of the Proposed Transaction, information about possible or assumed future results of our operations including without limitation results of the acquired business and potential synergy opportunities, the anticipated timeline for the completion of the Proposed Transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following: our ability to complete the Proposed Transaction, including obtaining the required customary regulatory approvals, in the anticipated timeline or at all; our ability to effectively integrate Newfront into our business and operations; our ability to achieve the expected results of the Proposed Transaction; our ability to execute on our strategy, optimize our portfolio, accelerate performance or enhance efficiency; our ability to deliver substantial value to our stakeholders; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation. Factors also include those described under Part I, Item 1A in our Annual Report on Form 10-K, and our subsequent filings with the SEC. Copies are available online at http://www.sec.gov or www.wtwco.com. The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

WTW Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that WTW’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income/Margin, (4) Adjusted EBITDA/Margin, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate, (9) Free Cash Flow and (10) Free Cash Flow Margin.

We believe that those measures are relevant and provide pertinent information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Within the measures referred to as ‘adjusted’, we adjust for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. Some of these items may not be applicable for the current quarter, however they may be part of our full-year results. Additionally, we have historically adjusted for certain items which are not described below, but for which we may adjust in a future period when applicable. Items applicable to the quarter or full year results, or the comparable periods, include the following:

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Restructuring costs and transaction and transformation – Management believes it is appropriate to adjust for restructuring costs and transaction and transformation when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time, or significant acquisition-related transaction expenses. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when the incurrence of these costs will have concluded.

•	Impairment – Adjustment to remove the non-cash goodwill impairment associated with our Benefits, Delivery and Administration (‘BDA’) reporting unit related to the sale of our TRANZACT business.

•

Provisions for specified litigation matters – We will include provisions for litigation matters which we believe are not representative of our core business operations. Among other things, we determine this by reference to the amount of the loss (net of insurance and other recovery receivables) and by reference to whether the matter relates to an unusual and complex scenario that is not expected to be repeated as part of our ongoing, ordinary business. These amounts are presented net of insurance and other recovery receivables. See the footnotes to the reconciliation tables below for more specificity on the litigation matter excluded from adjusted results.

•	Gains and losses on disposals of operations – Adjustment to remove the gains or losses resulting from disposed operations that have not been classified as discontinued operations.

•

Net periodic pension and postretirement benefits – Adjustment to remove the recognition of net periodic pension and postretirement benefits (including pension settlements), other than service costs. We have included this adjustment as applicable in our prior-period disclosures in order to conform to the current-period presentation.

•

Tax effect of significant adjustments – Relates to the incremental tax expense or benefit resulting from significant or unusual events including significant statutory tax rate changes enacted in material jurisdictions in which we operate, internal reorganizations of ownership of certain businesses that reduced the investment held by our U.S.-controlled subsidiaries and the recovery of certain refunds or payment of taxes related to businesses in which we no longer participate.

We evaluate our revenue on an as reported (U.S. GAAP), constant currency and organic basis. We believe presenting constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

We consider Constant Currency Change, Organic Change, Adjusted Operating Income/Margin, Adjusted EBITDA/Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income Before Taxes, Adjusted Income Taxes/Tax Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what our comparable operating and liquidity results would have been had we not incurred transaction-related and non-recurring items. Reconciliations of these measures are included in the accompanying tables with the following exception: The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Our non-GAAP measures and their accompanying definitions are presented as follows:

Constant Currency Change – Represents the year-over-year change in revenue excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenue, translated at the current year monthly average exchange rates, to the current year as reported revenue, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effects that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

Organic Change – Excludes the impact of fluctuations in foreign currency exchange rates, as described above and the period-over-period impact of acquisitions and divestitures on current-year revenue. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not included these transaction-related items, since the nature, size and number of these transaction-related items can vary from period to period.

Adjusted Operating Income/Margin – Income/(Loss) from operations adjusted for impairment, amortization, restructuring costs, transaction and transformation and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted operating income margin is calculated by dividing adjusted operating income by revenue. We consider adjusted operating income/margin to be important financial measures, which are used internally to evaluate and assess our core operations and to benchmark our operating results against our competitors.

Adjusted EBITDA/Margin – Net Income/(Loss) adjusted for provision for income taxes, interest expense, impairment, depreciation and amortization, restructuring costs, transaction and transformation, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted EBITDA Margin is calculated by dividing adjusted EBITDA by revenue. We consider adjusted EBITDA/margin to be important financial measures, which are used internally to evaluate and assess our core operations, to benchmark our operating results against our competitors and to evaluate and measure our performance-based compensation plans.

Adjusted Net Income – Net Income/(Loss) Attributable to WTW adjusted for impairment, amortization, restructuring costs, transaction and transformation, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments and the tax effects of internal reorganizations. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share – Adjusted Net Income/(Loss) divided by the weighted-average number of ordinary shares, diluted. Adjusted diluted earnings per share is used to internally evaluate and assess our core operations and to benchmark our operating results against our competitors.

Adjusted Income Before Taxes – Income/(Loss) from operations before income taxes and interest in earnings of associates adjusted for impairment, amortization, restructuring costs, transaction and transformation, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.

Adjusted Income Taxes/Tax Rate – (Provision for)/benefit from income taxes adjusted for taxes on certain items of impairment, amortization, restructuring costs, transaction and transformation, gains and losses on disposals of operations, net periodic pension and postretirement benefits, the tax effects of significant adjustments and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, divided by adjusted income before taxes. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate. Management believes that the adjusted income tax rate presents a rate that is more closely aligned to the rate that we would incur if not for the reduction of pre-tax income for the adjusted items and the tax effects of internal reorganizations, which are not core to our current and future operations.

Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures. Management believes that free cash flow presents the core operating performance and cash-generating capabilities of our business operations. As a result of our change in presentation, free cash flow for the prior period has been adjusted to conform to the current period, which includes the deduction of our capitalized software costs.

Free Cash Flow Margin – Free Cash Flow as a percentage of revenue, which represents how much of revenue would be realized on a cash basis. We consider this measure to be a meaningful metric for tracking cash conversion on a year-over-year basis due to the non-cash nature of our pension income, which is included in our GAAP and Non-GAAP earnings metrics presented herein.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our condensed consolidated financial statements.